Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-51301 and 333-88173) and Form S-8 (333-34656)
of EP MedSystems, Inc of our report dated March 25, 2002, relating to the December 31, 2001 financial statements, which appears in this Form 10-KSB.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Florham Park, New Jersey
April 1, 2002